Exhibit Number	Description
3.1	Articles of Incorporation (1)
3.2	By-Laws(1)
5.1	Opinion of Cane Clark, LLP, with consent to use(1)
10.1	License Agreement (1)
10.2	Slack Services
10.3	Bendio Services
10.4	MERI China, LLC Manufacturing Bid
23.1	Consent of Malone & Bailey, PC
24.1	Power of Attorney (see attached signature page)

(1) Included in previously filed registration statement.
Exhibit 10.3

We have retained Jeff Bendio of JB Engineering in Spokane, WA. Mr. Bendio is an engineer with experience developing new products, such as our toothbrush. He has been charged with the task of developing 3-dimensional computerized designs of our Products that can be used for the production of Product molds and for the filing of patent applications with the U.S. Patent Office. JB Engineering has completed a design prototype and has created the three dimensional drawings for our patent attorney to incorporate into our patent application. The drawings will also be used in the process to manufacture our products.  To date, we have paid Mr. Bendio $3,498.10 for his services rendered.